UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 6, 2005
(Date of earliest event reported)

NATHANIEL ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

See Item 5.01 “Changes in Control of Registrant” for disclosure about an amendment to the Conversion Agreement dated as of October 3, 2003 between Nathaniel Energy Corporation and Richard Strain.

ITEM 1.02    Termination of a Material Definitive Agreement

 See Item 5.01 “Changes in Control of Registrant” for disclosure about

•	the termination of the Consulting Agreement dated March 1, 2002 between Nathaniel Energy and Alternate Capital, LLC, and

•	the termination of other agreements between Nathaniel Energy and affiliates of Corey Morrison or Steven Cantor.

ITEM 5.01 Changes in Control of Registrant

Change in Ownership of Shares

On June 1, 2005, NEC Energy, LLC, the owner of 30,000,000 shares of our common stock, or 42.4% of our issued and outstanding common stock, instructed Nathaniel Energy’s transfer agent to effectuate the distribution of 22,500,000 of those shares to Richard Strain and 7,500,000 of those shares to Como Group, LLC. Mr. Strain and Como Group are the members of NEC Energy, LLC. To management’s knowledge, Corey Morrison is the principal of Como Group.

To management’s knowledge, as a result of the distribution of the 22,500,000 shares and 7,500,000 shares by NEC Energy to Mr. Strain and Como Group respectively, Mr. Strain will be the beneficial owner of 29,218,333 shares, or approximately 41.3% Nathaniel Energy’s issued and outstanding shares of common stock, and Corey Morrison will be the beneficial owner of 9,250,000 shares, or approximately 13% of Nathaniel Energy’s issued and outstanding shares of common stock.

To management’s knowledge, NEC Energy, LLC does not own any Nathaniel Energy shares as a result of this transaction.

Amendment to Conversion Agreement

Contemporaneously, Nathaniel Energy and Richard Strain amended their October 3, 2003 Conversion Agreement to provide that 20,000,000 shares of Nathaniel Energy common stock issuable under the Conversion Agreement will be issued to Mr. Strain when sufficient shares of common stock are authorized for issuance, instead of being issued to NEC Energy, LLC as Mr. Strain’s designee, as was provided for in the original Conversion Agreement. Giving effect to the issuance of those 20,000,000 shares to Mr. Strain, Mr. Strain will own 49,218,333 shares or approximately 54.3% of Nathaniel Energy’s issued and outstanding shares of common stock.

The 30,000,000 shares that were distributed by NEC Energy, LLC to Messrs. Strain and Como Group, and the 20,000,000 shares to be issued to Mr. Strain, as described above, were issued or were issuable in conversion of $10,000,000 of indebtedness owed by Nathaniel Energy to Richard Strain pursuant to the original October 3, 2003 Conversion Agreement.

Termination of Certain Agreements and Releases

Also, concurrently, Nathaniel Energy and Alternate Capital, LLC mutually terminated their Consulting Agreement dated March 1, 2002. The terminated agreement was for a term of 25 years. Under this agreement, Alternate Capital agreed to secure financing to purchase or lease equipment or for other projects in the amount of $650,000 or more. Alternate Capital also agreed to provide consulting services relating to business projects, financing opportunities and strategic planning. In March 2002, in consideration of these services, Nathaniel Energy issued 13,500,000 shares of common stock to Alternate Capital and its designees, valued at $800,000. The Consulting Agreement also provided for Nathaniel Energy to pay Alternate Capital a fee for its services equal to 10% of Nathaniel Energy’s quarterly pre-tax profits, if any, for the life of the agreement. Alternate Capital had a right of first refusal to provide any debt or equity financing to Nathaniel Energy. As a result of the termination of this Consulting Agreement, neither Nathaniel Energy nor Alternate Capital have any further rights or obligations to each other or otherwise under the Consulting Agreement. To management’s knowledge, based on Nathaniel Energy’s transfer agent’s reports, Alternate Capital, LLC beneficially owns approximately 787,000 shares, or approximately 1.1% of Nathaniel Energy’s issued and outstanding shares of common stock.

Additionally, all agreements and understandings between Nathaniel Energy on the one hand, and each of Corey Morrison, Steven Cantor and their respective affiliates, on the other hand, were terminated.

General releases were exchanged between Corey Morrison, Steven Cantor and their respective affiliates on the one hand, and Nathaniel Energy on the other hand.

The transaction among NEC Energy, LLC, Richard Strain and Corey Morrison, the amendment of the Conversion Agreement and the termination of agreements between Nathaniel Energy on the one hand and affiliates of Corey Morrison and Steven Cantor on the other hand arose in the context of a settlement of disputes between Mr. Strain on the one hand and Mr. Morrison and Steven Cantor on the other hand.

The agreements relating to these transactions were released from escrow on June 6, 2005. The transactions described above, as they relate to Nathaniel Energy, were effective as of May 25, 2005.

ITEM 5.03	Amendment to Article of Incorporation or By-Laws; Change in Fiscal Year

Effective May 25, 2005 Nathaniel Energy Corporation amended its By-Laws to delete Article III Section 11 which required the consents or affirmative vote of all of the directors for Nathaniel Energy to borrow money or to issue or sell common stock or other equity securities. The deleted section read as follows:

“SECTION 11. ISSUANCE OF SECURITIES AND INCURRENCE OF INDEBTEDNESS. Notwithstanding anything to the contrary in these By-Laws, the act of all of the Directors shall be required to (a) create, incur, contract for, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of, any loan received by the corporation, or indebtedness of the corporation to any person, other than trade payables in the ordinary course of the corporation’s day-to-day business, and/or (b) issue, sell or otherwise dispose of any shares of common stock, preferred stock or any other equity security (collectively, the “Capital Stock”), or any security or instrument which is convertible or exercisable into any common stock.”

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit

3(ii).1	Amended and Restated By-Laws as of May 25, 2005
10.1	First Amendment to Conversion Agreement dated May 25, 2005 between Nathaniel Energy Corporation and Richard Strain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 8, 2005
NATHANIEL ENERGY CORPORATION By: /s/ George A. Cretecos George A. Cretecos, Chief Operating Officer